EXHIBIT 10.4

LEASE

THIS LEASE AGREEMENT (the “Lease”), made and entered into this     1        day of October,          2019, by and between CMD Holding   LLC, a Minnesota Limited Liability Company (the “Lessor”), (BioSig Technologies, Inc), a                              (the “Lessee”).

WITNESSETH:

WHEREAS, Lessor desires to demise, lease and rent to Lessee, and Lessee desires to rent and lease from Lessor approximately 1400 square feet of rentable office space addressed as 14 4th St SW, Suite 201, Rochester, MN 55902               (the “Premises”).

NOW, THEREFORE, for and in consideration of the mutual covenants, promises and agreements herein contained, Lessor does hereby demise, lease and rent unto the said Lessee and Lessee does hereby rent and lease from Lessor the Premises, under and pursuant to the following terms and conditions:

1.        Term and Condition of Premises at Delivery.

(a)     Term. This Lease shall be effective upon full execution and delivery (the “Effective Date”). The term of the Lease shall commence on the Commencement Date (as hereinafter defined) and shall expire on the day prior to the second (2nd) anniversary of the Commencement Date (as the same may be extended, the “Termination Date”), unless terminated prior to the Termination Date according this Lease (the “Term”). Each twelve (12) month period beginning on the Commencement Date or any anniversary thereof shall hereinafter be called a “Lease Year.” Notwithstanding anything to the contrary herein, Lessee shall be obligated to pay for all utilities and services to the Premises described herein as of the Commencement Date.

(b)     Condition. Lessor agrees to deliver possession of the Premises to Lessee on November 1, 2019, as is. The date upon which Lessor delivers possession to Lessee shall be the “Commencement Date”.

(c)     Renewals. Provided that Lessee is not in default beyond any applicable cure period hereunder at the time of exercising its renewal right or the commencement of the renewal period, Lessee shall have the right and option to renew this Lease for two (2) additional periods of two (2) years (each a “Renewal Term”), immediately ensuing after the expiration of the initial Term of this Lease by notifying Lessor in writing not less than one hundred eighty (180) days before the expiration of the immediately preceding Initial Term of this Lease of Lessee’s intention to exercise its option to renew. The renewal period shall be deemed a part of the “Term,” as defined herein. In the event Lessee fails to provide a renewal notice within such one hundred eighty (180) day period, Lessee shall be deemed to have forfeited its renewal right.

In the event that Lessee so elects to extend this Lease and timely exercises its renewal rights, then, for such extended period of the Term, all of the terms, covenants and conditions of this Lease shall continue to be, and shall be, in full force and effect during such extended period of the Term hereof, except that the Rent to be paid by Lessee to Lessor shall be determined by the parties in writing. If the parties are not able to agree, after negotiating in good faith, on an amount of Rent for a Renewal Term, within sixty (60) days prior to the date on which the Renewal Term commences, this Lease shall terminate upon the expiration of the then-current Term.

2.        Rent. Lessee shall pay to Leasor at 318 1st Avenue SW, Rochester, MN, or at such other address as Lessor may from time to time designate, without prior demand, in monthly installments in advance on the first day of each calendar month, the Base Rent hereinafter set forth:

	Year	Base Rent	Estimated Additional Rent	Monthly Rent
1	2019	$2,300	$1111	$3,411
2	2020	$2,369	$1145	$3,513

The annual Base Rental Rate as outlined below (“Base Rate”) with a subsequent 3% yearly increase for the term of this lease as follows: In any subsequent Lease Year during the term of this lease the base rent shall be subject to adjustment at the commencement of each Lease Year and shall be three percent (3%) over the prior year Base Rent.

Lessee shall pay to Lessor the monthly Base Rent and Additional Rent (hereinafter defined) in advance on the first day of each calendar month, without notice, deduction, or set-off, such monthly installment to be prorated for any partial calendar month in which Lessee is obligated to pay Rent.

All amounts (unless otherwise provided herein) other than the Base Rent owed by Lessee to Lessor hereunder shall be deemed “Additional Rent.” Base Rent and Additional Rent shall be collectively referred to herein as “Rent.”

Except as otherwise provided in this Lease, it is the intention of the parties that Lessor shall receive the Base Rent, Additional Rent, and all sums payable by Lessee under this Lease free of all taxes, expenses, charges, damages and deductions of any nature whatsoever (except as otherwise provided hereinafter) and Lessee covenants and agrees to pay all sums (including rent taxes) which except for this Lease would have been chargeable against the Premises and payable by Lessor. The Lessee shall, however, be under no obligation to pay principal or interest on any mortgage on the fee of the Premises, any franchise or income tax payable by Lessor or any other tax imposed upon or measured by Lessor’s income or profits, or any gift, inheritance, transfer, estate, or succession tax by reason of any present or future law which may be enacted during the Term of this Lease, subject to the provisions of Section 7 herein.

No payment by Lessee or receipt by Lessor of a lesser amount than the Rent stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

3.        Rent Adjustments.. In addition to Base Rent, Lessee shall on a monthly basis, pay Additional Rent and expenses as set forth in Section 7. The amount of Additional Rent for the initial Lease Year is monthly installments of $1,111. This amount will be adjusted on an annual basis as set forth below.

4.       Use of Premises. Lessee shall occupy and use the Premises during the Term for any lawful purpose which does not compete with any other current tenant (the “Permitted Use”) and for no other use. Subject to all applicable laws, rules, regulations, ordinances, and codes (collectively, “Laws”), Lessee may operate during such days and hours as Lessee may determine, without the imposition of minimum or maximum hours of operation by Lessor, and Lessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, Lessee shall use commercially reasonable efforts to minimize any disruption to neighboring businesses. Lessor makes no representation or warranty that the Premises may be used by Lessee for the Permitted Use under applicable Laws, including, without limitation, zoning Laws. Lessee acknowledges and agrees that Lessee shall be solely responsible for determining whether the Premises, including Lessee’s Improvements, is suitable for the Permitted Use. Lessee’s use of the Premises is subject and subordinate to, any existing party-wall agreement, and shall not interfere with the rights pursuant to, any lease agreement that Lessor may have with any party regarding the Property.

5.        Assignment/Subletting. The Lessee shall not assign this Lease (whether voluntarily, by operation of law, or otherwise), or otherwise transfer Lessee’s interest in this Lease, without Lessor’s prior written consent, which consent shall not be unreasonably withheld. A transfer of membership interests, shares, or other change of greater than 50% in the ownership of Lessee (whether voluntary or involuntary) shall be considered a violation of this Section 6.

6.        Additional Rent, Operating Expenses and Utilities.

a.     Additional Rent. As additional consideration for this Lease, Tenant shall, for the Initial Term and any Option Period of this Lease, and without any setoff or deduction therefrom, pay directly, before delinquency, all costs of maintaining and operating the Premises, and Landlord’s costs of owning the Premises. Said costs shall be referred to herein as “Operating Costs” and are hereby defined to include but not be limited to, all real estate taxes and assessments on the Premises, heat, cooling, utilities, insurance (including rent insurance), fiber internet, security, all taxes and other governmental impositions, including but not limited to gross receipts taxes and taxes on rentals relating to the Premises, all maintenance and repair expenses, whether or not said maintenance or repair expenses may be capitalized for federal income tax purposes, any equipment rental and any and all other costs of operation, whether ordinary or extraordinary, provided, however, that operating costs of the Premises shall not include (i) leasing commissions and (ii) payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Premises. Real estate taxes for any calendar year shall be deemed to be the taxes due and payable in the respective calendar years, even though the levy or assessment thereof may be for a different fiscal year, and shall include general real estate taxes, special assessments and any other taxes that may be imposed in lieu of or partially in lieu of general real estate taxes.

b.     Utilities. All utilities and services necessary for the operation of the Premises and Lessee’s business, other than those specifically referenced as Additional Rent, shall be paid directly by Lessee and are not included as Additional Rent. The Lessee shall pay, prior to delinquency or any assessment of late charges, for all such utilities and other services used or necessary in the operation of the Premises, including but not limited to cable, janitorial telephone, as well as all maintenance charges for which Lessee is responsible pursuant to Section 17 hereunder. All such utilities, services and maintenance items shall be in Lessee’s name and shall be paid directly by Lessee. Meters for all such utilities shall be installed at Lessor’s sole cost and expense. Lessor shall not be responsible for any disruptions to utilities or services.

c.     Other Amounts. All sums (other than the Base Rent) which may be due and payable under this Lease shall be deemed to be Additional Rent hereunder, and in the event that Base Rent shall be prorated or shall abate pursuant to the terms of this Lease then such Additional Rent shall be prorated or abate to the same extent and in the same manner, unless otherwise specifically provided for in this Lease; provided, however, that any items of Additional Rent related to Lessee’s default, late payment, or other delinquency hereunder shall not be abated.

d.     Maintenance. Notwithstanding anything in this Lease to the contrary: (i) Lessor shall ensure that all utility and service lines owned by Lessor located within the Property (with the exception of any utility and service lines constituting or a part of the Tenant Improvements or utility and service lines owned by Lessor that are damaged by Lessee) remain in good working order; (ii) Lessee shall not be responsible to make any repairs, replacements, or upgrades of exterior walls, foundation, roof, and fire sprinklers, unless such repair, replacement, or upgrade is necessitated in whole or in part by the negligence or intentional misconduct of the Lessee, its guests, invitees, agents, employees, or contractors; and (iii) Lessor shall be responsible during the Term of the Lease to ensure that the Premises complies with fire, safety, ADA and other safety regulations, provided, however, that Lessee shall be solely responsible to ensure that all Tenant Improvements comply with such fire, safety, ADA and other safety regulations.

7.       Alterations/Signage. Lessee shall not make any alterations, or additions or leasehold improvements to the Premises (“Alterations”) without Lessor’s prior written consent in each and every instance, such consent not to be unreasonably withheld or delayed provided that such Alterations are non-structural in nature. All Alterations, including Lessee’s Improvements, which may be made by Lessee shall be the property of Lessor, except for any and all furniture, equipment that is free standing, light fixtures, furnishings and shop or trade fixtures installed in the Premises by Lessee, and personal property (collectively, “Fixtures”), which shall remain the property of Lessee, shall be removed by Lessee or on before the expiration or earlier termination of this Lease, and Lessee shall repair any and all damages caused by the removal of the Fixtures. In addition, Lessor shall have the right to require Lessee’s removal of any Alterations not constituting Fixtures at the end of this Lease and the reasonable repair of any and all damages caused by the removal of the same. Lessee may request a written determination by Lessor prior to making any Alterations whether Lessor will require the removal of the same at the end of the Lease. All Alterations must be completed in accordance with the requirements of this Lease and all applicable Laws, including, without limitation, obtaining any necessary permit(s).

Lessee shall and does hereby indemnify and hold harmless Lessor from and against any loss or damage, including injury to person or property, and from and against any lien or claim, which may arise out of the making of any Alteration, including Lessee’s Improvements. Lessee shall promptly pay all contractors and materialmen, so as to prevent a lien attaching to the Premises, and should any lien be filed, Lessee shall discharge the same by settlement, by bonding or by insuring over such lien in an amount equal to 150 % of the lien within ten (10) days after written request by Lessor. Nothing in this Lease shall be construed as a consent on the part of Lessor to subject Lessor’s estate in the Premises to any lien or liability under the lien laws of the State of Minnesota. Lessor may post on the Premises notice of non-responsibility of Lessor for work done in the Premises or liens in connection therewith as provided by Minnesota law. Lessee’s indemnification obligations under this Section 9 shall survive the expiration or earlier termination of this Lease.

8.        Environmental. Lessee shall not cause or permit any Hazardous Substances to be used, generated, stored or disposed of in, on or under, or transported to or from the Premises unless such Hazardous Substances are reasonably necessary for Lessee’s business conducted in the Premises; provided, however, Lessee shall at all times and in all respects comply with all applicable local, state, and federal laws, ordinances, rules, regulations and orders, whether now in existence or hereafter adopted relating to Hazardous Substances or otherwise pertaining to the environment (the “Environmental Laws”) and further provided that Lessee shall periodically cause to be removed from the Premises such Hazardous Substances placed thereon by Lessee or Lessee’s agents, servants, employees, guests, invitees and/or independent contractors (collectively, the “Lessee Parties”) in accordance with good business practices and Environmental Laws, such removal to be performed by persons or entities duly qualified to handle and dispose of Hazardous Substances. As used herein, “Hazardous Substances” shall mean asbestos, urea-formaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical or medical waste, radioactive material, explosives, petroleum products and by-products and any other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified as such in, or regulated by, any Environmental Law. Lessee shall promptly deliver to Lessor copies of all notices made by Lessee to, or received by Lessee from, any state, county, municipal or other agency having authority to enforce any environmental law (“Enforcement Agency”) or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Premises. Upon the expiration or earlier termination of this Lease, Lessee shall cause all Hazardous Substances placed on the Premises by Lessee or the Lessee Parties to be removed, at Lessee’s sole cost and expense, from the Premises and disposed of in strict accordance with the Environmental Laws.

Lessee shall indemnify, defend (by counsel selected by Lessor), protect, and hold Lessor harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including reasonable attorney’s fees, consultant’s fees and expert’s fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence after the Commencement Date in, on, under, or about the Premises of any Hazardous Substances caused or permitted by Lessees or any of the Lessee Parties; (b) any discharge or release by Lessee or any of the Lessee Parties after the Commencement Date in or from the Premises of any Hazardous Substances; (c) Lessee’s use, storage, transportation, generation, disposal, release or discharge after the Commencement Date of Hazardous Substances, to, in, on, under, about or from the Premises; or (d) Lessee’s failure after the Commencement Date to comply with any applicable Environmental Law.

Lessor shall indemnify, defend (by counsel reasonably acceptable to Lessee), protect and hold Lessee harmless, from and against any and all claims, liabilities, penalties, fines, judgment, forfeitures, losses, costs (including clean-up costs) or expenses (including reasonable attorney’s fees, consultant’s fees and expert’s fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused by Lessor’s failure prior to the Commencement Date to comply with any Environmental Law. In the event Lessee or Lessor is required by any Enforcement Agency to remediate any environmental condition on the Premises related to or arising from a failure to comply with any Environmental Law, which condition existed prior to the Commencement Date, or which condition comes to exist after the Commencement Date and is not caused by Lessee’s breach of its obligations under this Section 9, Lessor agrees to remediate the environmental condition to a standard applicable and appropriate to the Premises’ continued use as a commercial property to the extent required by any state, county, municipal, or other agency having authority to enforce the applicable Environmental Law at Lessor’s expense as soon as reasonably possible.

Notwithstanding anything herein or elsewhere to the contrary, Lessor indemnifies Lessee for any of Lessor’s failure to comply with environmental laws both before and after the Commencement Date.

Lessee’s and Lessor’s indemnification obligations under this Section 9 shall survive the expiration or earlier termination of this Lease.

Each party will promptly notify the other party of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or enforcement cleanup or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Laws relating to any Hazardous Substances affecting any part of the Premises; and (ii) all claims made or threatened by any third party against Lessee, Lessor or any part of the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances on or about the Premises or any part of the Premises.

9.        Damage to Premises by Fire or Casualty. In the event the Premises shall be damaged by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, then

a.     if the damage to the Premises is so substantial (“Substantial Damage”) that either: (1) the repair, restoration or rehabilitation of the Substantial Damage cannot reasonably be expected to be substantially completed within ninety (90) days from the date of such Substantial Damage, as reasonably determined by Lessor, or (2) the Premises is damaged by fire or other casualty during the final twelve months of the Term to the extent of more than $100,000.00 and Lessee does not exercise any existing renewal option hereunder (which must be exercised within thirty (30) days of the casualty, notwithstanding anything to the contrary herein), then Lessor may elect to terminate this Lease by giving written notice to Lessee within thirty (30) days of the date of such fire or casualty, or

b.     if not so terminated, Lessor shall proceed with all due diligence to repair, restore or rehabilitate the Premises, to substantially its former condition immediately prior to such damage or destruction, at Lessor’s expense (except for Lessee’s Improvements and Alterations, which shall be the responsibility of Lessee), and following the completions of Lessor’s repairs and restoration, Lessee shall proceed with all due diligence to repair, restore and rehabilitate Lessee’s Improvements and Alterations.

c.     If the Premises are rendered untenantable by fire or other casualty, there shall be an abatement of Base Rent and Additional Rent due Lessor by Lessee from the date upon which the Premises was rendered untenantable until Lessor has completed its repair obligations under Section 10(b) hereof, unless the fire or other casualty was caused by any of the Lessee, in which case no Base Rent and Additional Rent shall be abated. In the event of any termination of this Lease, Rent shall be paid only to the date of such fire or casualty.

Notwithstanding the foregoing provisions of this Section 10, the Base Rent and Additional Rent abatement provided for shall continue during such period of restoration so long as Lessee is diligently pursuing the completion of its restoration obligations under Section 10(b). In the event that Lessor does not restore the Premises, Lessee may retain all insurance proceeds from any insurance policy carried by Lessee for the sole benefit of Lessee applicable to Alterations constructed by Lessee at its expense. Lessor shall be responsible for restoring improvements constructed by Lessor in all events and Lessee shall be responsible for restoring improvements constructed by Lessee in all events.

Notwithstanding anything in this Lease or elsewhere to the contrary: if the Premises is rendered untenantable for the Permitted Use at any time during any Lease Term for a period of more than two (2)consecutive business days, and only if arising from or caused in whole by Lessor, Lessee shall thereafter be entitled to an equitable abatement of Rent with respect to the amount of time such occupancy is interrupted or unavailable, commencing at the beginning of such two (2) day period and continuing until the Premises is tenantable for the Permitted Use; and furthermore should any such partial damage or complete destruction occur to the Premises any time prior to the expiration or termination of the Lease, and such damage renders the Premises or any material portion thereof untenantable for the Permitted Use for a period not less than one (a) month, Lessee shall also have the unilateral option to terminate this Lease by providing written notice of termination to Lessor within ten (10) days of the occurrence of any such damage or destruction.

10.      Eminent Domain. Lessor shall notify Lessee within ten (10) days of receipt of any notice of any pending public or quasi-public taking or condemnation or similar action. If 25% or more of the Premises, 25% or more of the total rentable area of the Commercial Space, or 25% or more of the total rentable area of the Building shall be taken or condemned for any public or quasi- public use or purpose or conveyed pursuant to a deed in lieu of condemnation (each, a “Taking”), then either Lessor or Lessee may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 60 days prior to the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Lessee, or paid to Lessor, as the case may be. All damages, awards and payments for the Taking will belong to Lessor irrespective of the basis upon which they were made or awarded; provided, however, that Lessee will be entitled to any amounts awarded under a separate claim made by Lessee to the condemning authority for Lessee’s trade fixtures or equipment or as a relocation payment or allowance. If this Lease is not terminated as a result of the Taking by either party, Lessor will restore the remainder of the Premises to a condition as near as reasonably possible to the condition prior to the Taking, Base Rent and Additional Rent will be abated for the period of time the space is untenantable in proportion to the Rentable Area untenantable, and this Lease will be amended appropriately to reflect the deletion of the space taken.

11.      Right of Entry by Lessor. Lessor, or any of its employees or agents, shall have the right to enter the Premises during all reasonable hours and upon at least twenty-four (24) hours prior notice (except in cases of emergency, for which no notice shall be required), to examine the same, to exhibit said Premises, to perform any maintenance or repairs (provided that Lessor shall have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease), and to put or keep upon the doors or windows thereof a notice “FOR RENT” at any time within one hundred eighty (180) days before the expiration of this Lease. Lessor shall use reasonable efforts to ensure that any work done by Lessor to the Premises is performed in a manner so as to minimize any disruption to Lessee’s business operations (except in emergencies). Pursuant to any lease/license agreement regarding the billboard on the Land, third parties may, pursuant to the lease/license agreement, enter upon the Land to service or repair the billboard as necessary.

12.      Indemnity. Except to the extent caused by the gross negligence or intentional misconduct of Lessor, its contractors, agents or employees, Lessee agrees to indemnify Lessor and save Lessor harmless from any and all liability, claims, damages, expenses and loss arising from Lessee’s use or occupancy of the Premises, from the negligent or intentional acts or omissions of Lessee, its agents, servants, contractors, employees, licensees, or invitees, or from any default on the part of Lessee of the terms of this Lease. Except to the extent caused by the gross negligence or intentional misconduct of Lessee, its contractors, agents, invitees, licensees, or employees, Lessor agrees to indemnify Lessee and save Lessee harmless from any and all liability, claims, damages, expenses and loss caused or brought about by or arising from the grossly negligent or intentional acts or omissions of Lessor, its agents, servants or employees or from any default on the part of Lessor of the terms of this Lease. The indemnities under this Section 13 shall include all court costs, reasonable attorneys' fees, expenses and liabilities incurred by the indemnified party against which the claim is made. If any action or proceeding is brought against either Lessor or Lessee by reason of any such claim, the indemnifying party agrees to defend the action or proceeding at its reasonable expense upon notice from the party to be indemnified. The indemnities set forth in this Section 13 shall survive the expiration or earlier termination of this Lease.

13.      Default and Remedies

a.     Lessee Default and Lessor Remedies. If (1) Lessee defaults in the payment of Rent hereunder and such Rent remains due and unpaid for ten (10) days following the written notice, or (2) Lessee defaults in the performance of any other provisions of this Lease and such default is not cured within thirty (30) days following written notice from Lessor specifying such default (unless such default is not reasonably capable of being cured within such thirty (30) day period and Lessee is diligently prosecuting such cure to completion, but not to exceed sixty (60) days), or (3) Lessee is adjudged bankrupt, or (4) Lessee makes an assignment for the benefit of its creditors, or (5) a receiver is appointed for Lessee and such receiver is not dismissed within sixty (60) days of its appointment, or (6) any guarantor of this Lease purports to revoke its guaranty, or (7) Lessee fails to remain open to the public for the Permitted Use for a period of thirty (30) consecutive days or abandons the Premises without Lessor’s prior written consent, then Lessor, at its option, may take any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

(i)     Lessor may terminate this Lease and forthwith enter and repossess the Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (a) the cost of recovering the Premises, (b) the unpaid Rent owed at the time of termination, plus interest thereon from the due date at the Interest Rate (as defined in Section 43), (c) the balance of the Rent for the remainder of the Term less the fair market rental value of the Premises for said period, and (d) (e) any other sum of money or damages owed by Lessee to Lessor; or

(ii)     Lessor may terminate Lessee’s right of possession (but not the Lease) and may enter and repossess the Premises without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so, relet the same or any portion thereof for the account of Lessee for such rent and upon such commercially reasonable terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, and (a) if Lessor shall fail to relet the Premises or any portion thereof, or (b) if the Premises, or any portion thereof, is relet at a commercially reasonable rate and a sufficient sum shall not be realized from such reletting after paying the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the Interest Rate, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the Rent reserved in this Lease for such period or periods, or if the Premises have been relet at a commercially reasonable rate, Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Section from time to time on one or more occasions without Lessor being obligated to wait until expiration of the Term; and that no such reletting be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention be given to Lessee by Lessor. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

In the event of any default hereunder by Lessee and failure to cure within any applicable cure period, Lessor may immediately or any time thereafter cure such default for the account and at the expense of Lessee. If Lessor at any time, by reason of such default, is compelled to pay, or elects to pay, any sum of money or to do any act which will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys’ fees, in instituting or prosecuting any action or proceeding to enforce Lessor’s rights hereunder, the sum or sums so paid by Lessor, shall be deemed to be Additional Rent hereunder and shall be due from Lessee to Lessor on demand, together with interest thereon computed in accordance with the Interest Rate. Attorneys’ fees and other costs, including collection costs, incurred by Lessor due to any breach of this Lease by Lessee shall be fully recoverable by, and paid to, Lessor from and by Lessee.

No delay or omission in the exercise of any right or power under this Lease by Lessor shall impair such right or power, or shall be construed as a waiver of default or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by Lessor shall not be construed by Lessee as a waiver of a subsequent breach of the same covenant, term or condition.

b.     Lessor Default and Lessee Remedies. If Lessor fails to perform any term or covenant under this Lease (each and any such failure being herein sometimes referred to as a “Lessor Default”) and such Lessor Default is not cured continues for thirty (30) days following written notice by Lessee to Lessor of such Lessor Default (or such longer time as is reasonably necessary to cure such Lessor Default, in the event such Default may not be reasonably cured in thirty (30) days, provided that Lessor has commenced the cure in said 30-day time period and is diligently pursuing such cure to completion), then Lessee shall have the right to pursue all rights and remedies available at law or in equity. Attorneys’ fees and other costs, including collection costs, incurred by Lessee due to any breach of this Lease by Lessor shall be fully recoverable by, and paid to, Lessee from and by Lessor.

14.      Insurance.

a.     Lessor’s Insurance. During the Term of the Lease, Lessor shall procure and maintain in full force and effect with respect to the Premises the following coverage (provided such coverage is reasonably available by Lessor’s insurer or any other insurer reasonably acceptable to Lessor), the costs of which shall be included in Additional Rent hereunder (and any other insurance required by any holder of a mortgage encumbering the Premises (hereinafter referred to as a “Mortgagee”) or deemed reasonably necessary by Lessor) by an insurer (A) licensed or approved to do business in the State of Minnesota; and (B) having an A. M. Best rating of A- or better and a financial class size of VIII or better according to the Best’s Key Rating Guide:

(i)     Insurance with respect to the Premises (but excluding Lessee’s Improvements and Alterations), against loss or damage by fire and other risks as are customarily covered by an extended coverage policy with an all risk endorsement, in each case for full replacement cost of the Premises, with a commercially reasonable deductible.

(ii)     Glass, boiler and pressure vessel and miscellaneous equipment insurance, including pressure pipes, air conditioning systems, electric motors, air tanks, compressors and pumps, in commercially reasonable amounts.

(iii)     Comprehensive general public liability insurance against claims for death, bodily injury and property damage arising on or about the Premises, naming Lessee as an additional insured, with minimum primary limits of $1,000,000 per occurrence and

$2,000,000 aggregate.

(iv)     Rent loss insurance for actual loss of rents for a twelve (12) month period.

b.     Lessee’s Insurance. Lessee covenants and agrees to keep Lessee’s Improvements and contents and any Alterations insured for full replacement value against loss by fire and casualty, under an all risk policy with extended coverage endorsements. In addition thereto, Lessee shall obtain and keep in force with respect to the Premises comprehensive general liability insurance in a minimum amount of $1,000,000.00 per claim and $2,000,000.00 in the aggregate arising from, or related to, the conduct of Lessee’s business in the Premises, including both bodily injury and property damage, and shall name Lessor and any Mortgagee requested by Lessor as additional insureds.

Each policy shall be issued by an insurer reasonably acceptable to Lessor and shall provide that the insurer shall give to Lessor thirty (30) days written notice prior to any cancellation or modification of coverage under the policy. Lessee shall deposit with Lessor certificates of insurance evidencing all insurance required to be carried by Lessee hereunder prior to the Commencement Date or commencing construction of Lessee’s Improvements.

15.     Subrogation. Notwithstanding anything to the contrary in this Lease, each of the parties hereto hereby releases the other and the other’s partners, agents and employees, to the extent coverable by the property insurance required to be carried hereunder or actually covered by any other property insurance, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its partners, agents or employees and covenants that no property insurer shall hold any right of subrogation against such other party.

16.     Repairs and Maintenance. Lessor, at its sole cost and expense, consistent with Section 7 herein, shall maintain and keep in good order and repair and make any necessary replacements to the roof, concrete slab, footings, foundation, structural components, exterior walls, plumbing, heating and ventilation and air conditioning, fire protection, electrical, and all mechanical and building systems serving the Premises (except for any signage of Lessee permitted hereunder on such walls, and all improvements made by Tenant within the Premises, which shall be Lessee’s responsibility) and interior load-bearing walls of the building, and shall keep the paving of the parking areas and sidewalks serving the building in good condition and repair. If Lessor fails to comply with its maintenance obligations within one month of notice from Lessee, Lessee may undertake to hire or perform such maintenance and may deduct the actual cost of such from future Rent.

Except for Lessor’s obligations set forth above, Lessee agrees to maintain the Premises in at least as good condition, order and repair as it is at the Commencement Date and in compliance with all applicable Laws, excepting only reasonable wear and tear arising from the use thereof. Lessee’s maintenance responsibilities hereunder shall include, but not be limited to, all repairs required in order to so maintain and preserve, in good, lawful condition, the Lessee’s Improvements and other Alterations and Lessee’s trade fixtures, and basic repairs of, or to, other fixtures, equipment and appurtenances in the Premises and building systems located within the Premises (including, but not limited to, the Premises’ plumbing, heating and ventilation and air conditioning, fire protection, electrical, and mechanical systems, lighting, all doors, overhead or otherwise, glass and windows, floors and carpeting, walls and wall coverings, ceilings located within the Premises), and any signage of Lessee wherever located. Any repairs required to be made by Lessee to any or all of the building systems within the Premises shall be performed by appropriately licensed contractors. Lessee shall also cause the Premises to be kept in a neat and orderly condition consistent with a first-class office project.

17.     As-Is. Lessor hereby represents that any and all equipment, utility lines, including, but not limited to, the plumbing, heating and ventilation and air conditioning, fire protection, electrical, and all mechanical and building systems serving the Premises are and shall be in good working order upon the Commencement Date. Otherwise, Lessee acknowledges that Lessee has inspected the Premises and accepts the Premises in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS” as of the Commencement Date. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PREMISES ARE LEASED “AS IS, WHERE IS.” LESSOR HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES AND CLAIMS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY THAT THE PREMISES IS FIT FOR A PARTICULAR USE OR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS LEASE, LESSOR SHALL NOT BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY TYPE.

18.     Lessor’s Representations. Lessor warrants, represents and covenants that (i) it is the owner in fee simple of the Premises and all improvements thereon existing as of the Effective Date, that Lessor has the right and authority to enter into this Lease and that the individual executing this Lease on behalf of Lessor has the authority to do the same; and (ii) as of the Effective Date, there are no pending or, to Lessor’s actual knowledge, threatened claims, causes of action, foreclosure proceedings, filings of involuntary or voluntary bankruptcy or insolvency petitions, appointments of receivers, assignments for the benefit of creditors, lawsuits, or judgments against the Premises or Lessor.

19.     Compliance with Laws. Subject to the provisions of this Section 21, Lessee shall at all times during the Term at its sole cost and expense cause the Premises and its use thereof to comply with all applicable Laws, including any Alterations required thereto. If any license or permit is required for the conduct of Lessee’s business in the Premises, Lessee, at its expense, shall procure such license or permit prior to the Commencement Date and maintain the same in good standing throughout the Term. If at any time or from time to time any Alterations, including, without limitation, structural Alterations, are required in order for the Premises to comply with any generally applicable Laws from time to time applicable to the Premises, Lessor shall make such Alterations as soon as reasonably possible at its sole cost and expense, subject to the inclusion of such cost in Additional Rent pursuant to Section 7 hereunder, and Lessor shall use commercially reasonable efforts to ensure that such Alterations do not unreasonably interfere with the operation of Lessee’s business. If at any time or from time to time any Alterations, including, without limitation, structural Alterations, are required in order for the Premises to comply with any Laws as a result of Lessee’s Improvements or Alterations or any other act of Lessee, Lessee shall make such Alterations as soon as reasonably possible at its sole cost and expense.

20.      Lessee to Subordinate. This Lease shall be subject and subordinate to any mortgage or ground lease which may now or hereafter encumber the building and/or the land upon which the Premises is located, and any extensions, amendments or renewals thereof, and Lessee shall execute, acknowledge and deliver to Lessor any document reasonably requested by Lessor to evidence the subordination, provided, however, that such subordination shall be self-operative without the necessity of additional documentation. Lessee shall provide any document provided for in this Section 22 within ten (10) days of Lessor’s request. If Lessee fails to timely provide said document, and such failure continues for 5 days following Lessor’s written notice, such failure will constitute a default under this Lease. Lessor agrees that any such subordination document shall provide by its terms that, notwithstanding any foreclosure of such mortgage or ground lease, Lessee may continue to occupy the Premises during the Term of this Lease or any extensions or renewals thereof and that Lessee’s rights under this Lease shall be recognized by the mortgage holder or ground lessor unless Lessee shall be in default beyond any applicable grace periods provided for herein (“Non-Disturbance Agreement”).

21.     Quiet Enjoyment. Lessee, upon paying the Base Rent, Additional Rent and other sums due under this Lease, and subject to all of the terms and covenants of this Lease, on Lessee’s part to be kept, observed, and performed, shall quietly have and enjoy the Premises during the Term of this Lease. Lessor agrees that Lessee shall have continuous, peaceful, uninterrupted and exclusive possession and quiet enjoyment of the Premises during the Term of this Lease, subject to the terms of this Lease.

22.      No Recording of Lease. Lessee shall not record this Lease or any memorandum thereof.

23.      Notices. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and shall be either (i) sent by registered or certified mail, return receipt requested, postage prepaid or (ii) delivered by hand, (iii) sent by email to such email addresses approved by the parties (which may be changed from time to time upon prior notice to the other); or (iv) sent by overnight courier such as Federal Express. Rent and all notices to Lessor should be addressed to Lessor at 318 1st Ave SW, Rochester, MN 55902, or at such other place as Lessor may from time to time designate in written notice to Lessee. All notices to Lessee shall be addressed to Lessee at                                                              , or to any such other places as Lessee may from time to time designate in written notice to Lessor.

Lessor’s approved email: thdowns507@gmail.com and cc: bobrien@alliancepropertiesmn.com

Lessee’s approved email:

24.     Estoppel Certificate. Lessee agrees at any time and from time to time upon not less than ten (10) days’ prior written request by Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Rent and other charges have been paid in advance, if any, and (c) all of the defaults of Lessor hereunder, if any, (and if there are no defaults a statement to that effect) and any other information reasonably requested, it being intended that any such statement delivered pursuant to this Section 26 may be relied upon by any prospective purchaser of the Premises or any mortgagee or assignee of any mortgage upon the fee or leasehold of the Premises. In the event that Lessee does not execute, acknowledge and deliver such statement, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact to execute on its behalf and in its name any such estoppel certificate if Lessee fails to execute and deliver the estoppel certificate within ten (10) days after Lessor’s written request thereof.

25.     Surrender; Holding Over. Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Premises in good condition and repair, normal wear and tear excepted, and in compliance with all of its maintenance obligations hereunder, and shall remove all of its Fixtures and Alterations pursuant to Section 8 herein. All Fixtures or other personal property of Lessee left in or about the Premises upon the expiration or termination of this Lease shall become the property of Lessor to be disposed of as Lessor deems expedient, and Lessee promptly reimburse Lessor for all costs incurred by Lessor in connection with any such disposal. In the event Lessee remains in possession of the Premises or fails to remove its Fixtures and Alterations after the expiration of the term of this Lease, or any extensions hereof without the written consent of Lessor, Lessee shall then be obligated to pay Rent at 150% of the then-current rate (including all adjustments) and all other sums then payable hereunder prorated on a daily basis for each day that Lessee so holds over. If the Premises are not surrendered at the end of the Term or sooner termination thereof in the condition required by this Lease, Lessee shall indemnify Lessor against all loss or liability resulting from delay by Lessee in so surrendering the Premises. Lessee’s obligations under this Section 27 shall survive the expiration or earlier termination of this Lease.

26.     Binding Effect. All covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall extend to, bind and inure to the benefit of, as the case may require, the successors and assigns of Lessor and Lessee respectively, subject to the limitations on transfer and assignment set forth herein, as fully as if such words were written wherever reference to Lessor or Lessee occurs in this Lease.

27.     Complete Agreement. Any stipulations, representations, promises or agreements, oral or written, made prior to or contemporaneously with this agreement shall have no legal or equitable consequences, with the exception of any guaranty of this Lease, and the only agreement made and binding upon the parties with respect to the leasing of the Premises is contained herein, including the Exhibits attached hereto, and it is the complete and total integration of the intent and understanding of Lessor and Lessee with respect to the leasing of the Premises, together with any guaranty of this Lease and any subordination, non-disturbance and attornment agreement.

28.     Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.     Applicable Law/Venue. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease. Any legal action arising from or in relation to this Lease shall be venued in a Minnesota State District Court in the County of Olmsted, the County in which the subject Premises are situated.

30.     Force Majeure. With the exception of any monetary obligations of Lessee under this Lease, if either party hereto shall be delayed or hindered in or prevented from the performance of any obligation required hereunder by reason of the following, to the extent reasonably unforeseeable or unavoidable: strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts of terrorism, military or usurped power, sabotage, unusually severe weather, fire or other casualty or other reason (but excluding inadequacy of insurance proceeds, financial inability or the lack of suitable financing) of a like nature beyond the reasonable control of the party delayed in performing its obligations under this Lease (“Force Majeure Event”), the time for performance of such obligation shall be reasonably extended for the period of the delay; provided, however, that the party desiring an extension of time pursuant to a Force Majeure Event shall give the other party written notice within ten (10) days of the discovery of the Force Majeure Event in order to obtain the extension provided for under this Section 32.

31.     Amendment. This Lease and the exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

32.     Lessor’s Sale of the Building. Lessor may, at any time, contract to and/or perform any of the following transactions with respect to an interest in Lessor, the Lease, the Premises, the Land, the Building, and/or any portion of or interest in the realty or improvements in or on the Land or Building owned or hereafter acquired by Lessor: sale, purchase, exchange, transfer, assignment, lease, conveyance (collectively referred to herein as “Sale”); and/or encumbrance, pledge, mortgage, deed of trust, hypothecation or sale and leaseback transaction (collectively referred to herein as “Mortgage”). From and after a Sale, Lessor shall be released from all liability to Lessee and Lessee’s successors and assigns arising from this Lease because of any act, occurrence or omission of Lessor occurring after such Sale, and Lessee shall look solely to Lessor’s successor in connection with the same, provided that such successor to Lessor has agreed in writing to assume all of Lessor’s obligations under this Lease.

33.     Lessor’s Liability. Lessor’s obligations and liability to Lessee with respect to this Lease shall be limited solely to Lessor’s interest in the land and the building upon which the Premises is located. Neither Lessor nor any of affiliate of Lessor, nor any officer, director, or owner of Lessor shall have any personal liability whatsoever with respect to this Lease. Lessee and all persons claiming by, through or under Lessor hereby expressly waive and release all such personal liability.

34.     Lessor’s Consents. Lessor agrees that it shall respond in writing to any request for its consent under this lease within ten (10) business days after the same is given by Lessee in writing, and that if it fails to respond within such period such consent shall be deemed given. No consent or approval required by this lease shall be unreasonably delayed, conditioned or withheld.

35.     Authority of Lessee. Lessee represents and warrants to Lessor that: it is lawfully organized and is in good standing in the State of Minnesota, is in good standing and authorized to do business in the State of Minnesota, and the individual executing this Lease on behalf of Lessee has the authority to do the same.

36.      Time. Time is of the essence for this Lease and the obligations of the parties hereunder.

37.     Service Charge; Interest. All payments other than Rent required under this Lease shall bear interest, commencing on the due date and continuing until the date actually paid at the interest rate of 6% per annum to be charged to Lessee or Lessor upon such delinquent payment (the “Interest Rate”). In addition, Lessee shall pay Lessor a service charge for all Rent not paid within five (5) days of its due date, which service charge shall be equal to 5% of all such unpaid Rent. Said charge is a service charge to partially cover expense involved in handling delinquent payments and statements. Lessee agrees to pay a return check fee of $35.00 for any checks submitted to Lessor that does not clear bank.

38.     Counterparts. This Lease may be executed separately in counterparts, each of which, when taken together, shall constitute one and the same original.

39.     Captions. The Section headings in this Lease are inserted only as a matter of convenience in reference and are not to be given any effect in construing any provision of this Lease. All references in this Lease to Section numbers shall be deemed to refer to Sections and of this Lease unless otherwise stated.

40.     Confidentiality. Lessee, on behalf of itself, its agents, employees, and representatives, agrees to keep the terms of this Lease, including without limitation any agreement by Lessor to modify the amount of Base Rent or Additional Rent being paid by Lessee under this Lease, strictly confidential (i.e., to be disclosed only to Lessee’s accountant, legal counsel and other similar professionals with a need to know, all of whom shall, prior to any disclosure to such party, execute a written acknowledgment in form acceptable to Lessor, that such party is bound by the confidentiality covenant by Lessee contained in this Section). Lessee acknowledges that in the event of a breach or threatened breach by Lessee of such covenant of confidentiality, Lessor will suffer significant and irreparable harm. Accordingly, in addition to any other rights and remedies of Lessor available under this Lease, at law or in equity, Lessee acknowledges that Lessor shall be entitled to injunctive and other equitable relief to prevent the disclosure by Lessee, its agents, employees and representatives of the terms of this Lease.

IN TESTIMONY WHEREOF, Lessor and Lessee have caused this Lease to be executed as a sealed instrument, as of the day and year first above written.

LESSOR:

CMD Holdings, LLC, a Minnesota Limited Liability Company

By:    /s/ Traci H. Downs

Name:     Traci H. Downs

Title:

LESSEE:

BIOSIG TECHNOLOGIES, INC

By:    /s/ Ken Londoner

Name:     Ken Londoner

Title:       CEO

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